EXHIBIT 10.5

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
(Bella Terra)
THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective as of May 8, 2015 (“Amendment Date”), by and between and GPP COUNTRYSIDE LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the facts set forth below.
RECITALS
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of March 19, 2015 (“Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of April 20, 2015 (“First Amendment”), as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of April 30, 2015, (“Second Amendment”), as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of May 1, 2015, (“Third Amendment,” and referred to collectively with Original Purchase Agreement, the First Amendment and the Second Amendment as the “Agreement”), with respect to certain real property situated in the City of Aurora, State of Colorado, as more particularly described in the Agreement.
B.    The parties desire to amend the Agreement as provided below.
NOW, THEREFORE, in consideration of the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.
1.Definitions. All terms with initial capital letters used herein but not otherwise defined shall have the respective meanings set forth in the Agreement.
2.Extension of Contingency Date for Outstanding Insurance Matters.
a.Notwithstanding anything to the contrary contained in the Agreement, the Contingency Date is extended until May 14, 2015 only for the “Outstanding Insurance Matters” (as defined in the First Amendment). In connection with the Outstanding Insurance Matters, Buyer agrees that the “Replacement Cost Value” of the claim payable by the Insurer need not exceed $896,475.51 (the “Replacement Cost Value Threshold”), in which event Buyer shall not be permitted to terminate the Agreement under Section 3.5 based on the Replacement Cost Value of the claim payable by the Insurer. For the avoidance of doubt, if (i) the Replacement Cost Value agreed to by the Insurer equals or exceeds the Replacement Cost Value Threshold, (ii) Seller and Property Manager have signed and delivered to Escrow Holder the form of assignment requested by Insurer in substantially the form attached hereto as Exhibit A (“Form of Insurance Assignment”), provided any changes to such Form of Insurance Assignment do not require Seller to pay any additional out-of-pocket expense or create any additional liability for Seller in connection with the assignment, and (iii) the Insurer has signed and delivered the Form of Insurance Assignment, with such changes acceptable to Buyer or deemed acceptable to Buyer (collectively, the “Contingency Conditions”),  then the contingency related to the Outstanding Insurance Matters shall be deemed satisfied in full and shall become one of the Approved Matters.

b.Buyer may exercise its right to terminate the Agreement under Section 3.5 of the Agreement, in relation to the Outstanding Insurance Matters, by delivering written notice to Seller at any time on or before 5:00 p.m. Mountain Time May 14, 2015, in which event Section 5.1 of the Agreement shall govern. Notwithstanding anything to the contrary contained in the Agreement, if Buyer fails to timely give such notice, then Buyer shall have elected to waive the termination right set forth in Section 3.5 of the Agreement with respect to the Outstanding Insurance Matters and Buyer shall have elected to proceed to Closing in accordance with the terms of the Agreement.
c.In the event Buyer waives the termination right in accordance with Section 2(b) above, prior to Closing, (i) Seller shall continue to cooperate in good faith with Buyer to satisfy the Outstanding Insurance Matters in the same manner as Seller has been cooperating with Buyer through the date hereof, and (ii) Seller shall sign and deliver to Escrow Holder the Form of Assignment Agreement, with such changes reasonably requested by Insurer, provided such cooperation under subsections (i) and (ii) of this Section 2(c) does not require Seller to pay any additional out-of-pocket expense or create any additional liability for Seller in connection with the assignment, other than as expressly provided for in the Form of Insurance Assignment.
d.Notwithstanding the foregoing, including specifically but without limitation, the terms of Section 2(a), above, or anything else contained in the Agreement that may be to the contrary, if Buyer waives the termination right in accordance with Section 2(b) above, then it shall be a condition to Closing under the Agreement that Property Manager sign and deliver to Escrow Holder the Form of Assignment Agreement, with such changes reasonably requested by Insurer; provided, however, in no event shall any of the Outstanding Insurance Matters to be performed by Insurer be a condition to Closing under the Agreement.
e.Notwithstanding the foregoing or anything else contained in the Agreement, Seller shall have the one-time right to extend the Contingency Date for the Outstanding Insurance Matters only for a period of ten (10) days (“Extension Period”), during which time Buyer shall not be permitted to terminate the Agreement (except in the event of a Seller default in accordance with the Agreement). To the extent the Contingency Conditions are satisfied during the Extension Period, the Outstanding Insurance Matters shall be deemed automatically approved and the parties shall proceed to Closing in accordance with the terms of the Agreement.
3.    Closing Date. The “Closing Date” shall continue to mean the date on which the Deed conveying the Property to Buyer has been recorded in the Official Records, which date shall be June 5, 2015.
4.    Insurance Report. The Report attached to the Agreement as Exhibit F is hereby deleted in its entirety and replaced with the Report attached hereto as Exhibit B.
5.    Additional Deposit. Notwithstanding anything to the contrary contained in the Agreement, Buyer shall not be required to deposit with Escrow Holder the Additional Deposit under Section 2.2.1 of the Agreement until one (1) Business Day after the Contingency Date, as amended herein.
6.    Miscellaneous. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and is herby ratified and confirmed. This Amendment may be executed in counterparts, each of which, when taken together, shall constitute one fully executed original. Facsimile signatures and PDF signatures sent by electronic mail shall be binding for all purposes of this Amendment.

7.    Governing Law. All questions with respect to the construction and interpretation of the Agreement and the rights and liabilities of the Parties hereto shall be determined in accordance with the applicable provisions of the laws of the State of Colorado.
8.    Entire Agreement. The Agreement and the Amendment constitute the entire agreement between the Parties hereto. It is expressly agreed that no verbal understandings or agreements which in any way change the terms, covenants or conditions set forth herein and that no modification of the Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by all Parties hereto.
9.    No Further Change. Except as expressly modified hereby, each, every and all terms and conditions of the Agreement shall continue in full force and effect. In the event of any express conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.
10.    Multiple Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument. If the parties elect to exchange counterparts by fax transmission or electronic mail, signatures on such fax transmissions or electronic mail shall be deemed to be the equivalent of original signatures for all purposes and as such shall constitute one and the same agreement binding upon all the parties hereto.

[Signatures continued on next page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above-written.

SELLER:

GPP Countryside LLC
a Delaware limited liability company

By:    Granite Peak Partners Opportunity Fund III, LP
a Delaware limited partnership, its Sole Member

By:	GPP 1, LLC, a California limited liability company,
its General Partner

	By:	/s/ Bruce Savett
	Name:	Bruce Savett
	Its:	Authorized Signature

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Its:	President

Exhibit A

Form of Insurance Assignment

See attached.

INSURANCE PROCEEDS ASSIGNMENT AND AGREEMENT
(BELLA TERRA AT CITY CENTER)

THIS INSURANCE PROCEEDS ASSIGNMENT AND AGREEMENT (this “Agreement”) made as of the day of April, 2015, between Greystar Real Estate Partners, LLC, a [__________] limited liability company (“Greystar”), having an office at 750 Bering Drive, Suite 300, Houston, Texas, 77057, GPP Countryside LLC, a Delaware limited liability company (“Seller,” and referred to collectively with Greystar in the singular as “Assignor”), having an office at c/o Granite Peak Partners, Inc., 133 W. De La Guerra Street, Santa Barbara, California 91301, STAR Bella Terra, LLC, a Delaware limited liability company (“Assignee”), having an office at c/o Steadfast Companies, 18100 Von Karman, Suite 500, Irvine, California 92612, and the following insurers: Lexington Insurance Company, CV Starr, Certain Underwriters at Lloyds London, Ironshore Holdings (US), Inc., and Chubb Custom Insurance Company (collectively “Insurers”).
WITNESSETH:

WHEREAS, Seller is the owner of certain real property commonly known as “Bella Terra at City Center”, located at 15400 East Evens Avenue, Aurora, Colorado, together with all buildings, structures and other improvements thereon (collectively, the “Property”);
WHEREAS, Seller has engaged Greystar as the property manager of the Property in accordance with the terms and conditions of a property management agreement between Seller and Greystar, pursuant to which Greystar is required to maintain all insurance for the Property;
WHEREAS, Seller and Assignee have entered into a Purchase and Sale Agreement dated March 19, 2015 (as the same may be amended, restated, modified, supplemented or assigned from time to time, the “Property Sale Agreement”), pursuant to which Seller shall convey the Property to Assignee pursuant to a special warranty deed (“Deed”) to be recorded in Official Records of Arapahoe County (“Official Records”) in accordance with the terms and conditions set forth in the Property Sale Agreement;
WHEREAS, on or about September 29, 2014, wind and hail damaged certain buildings, structures, and other improvements located on the Property (the “Insured Event”);
WHEREAS, on or about October 9, 2014, Greystar submitted an insurance claim to the Insurers with respect to the Insured Event (the “Claim”) under the various insurance policies issued by the Insurers (the “Policies”), a schedule of which is attached hereto as Exhibit A;
WHEREAS, Greystar and the Insurers have agreed that the maximum replacement cost value of the damage at the Property is $_______________ (the “Maximum RCV”);
WHEREAS, prior to the Effective Date, Insurers jointly paid to Greystar their respective shares of $______________, representing the actual cash value of the building damage at the Property, net of a $___________ deductible and $_________ salvage recovery (the “Net ACV Payment”);

WHEREAS, the net ACV Payment shall be paid or credited by Greystar to Assignee at the closing under the terms of the Property Sale Agreement;
WHEREAS, the difference between the Maximum RCV and the Net ACV Payment is $___________ (the “Depreciation Holdback”); and
WHEREAS, the most the Insurers would owe in excess of the Net ACV Payment if all repairs to the Property are complete is the sum of $___________ (the “Maximum Depreciation Holdback”);
NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Effective Date. Notwithstanding the date of this Agreement, this Agreement and the rights and obligations set forth herein shall become effective on the date the Deed is recorded in the Official Records (“Effective Date”).
2.Assignment. Assignor hereby sells, assigns, conveys and transfers to Assignee, and Assignor hereby accepts and assumes, all of Assignor’s right, title, and interest in, solely the Maximum Depreciation Holdback and for no other amount greater than $___________.
3.Payment of Proceeds. Assignor, Insurers and Assignee hereby acknowledge and agree that any Depreciation Holdback payable under the Policy in connection with the Claim shall be paid directly and solely to Assignee, or to such other party as directed by Assignee in writing including, without limitation, Assignee’s lender (“Designee”). In the event the Depreciation Holdback payable in connection with the Claim are paid to Assignor or otherwise require the signature or other authorization of Assignor, Assignor hereby covenants to promptly execute or endorse a draft check or other instrument required to pay such Proceeds to Assignee or otherwise permit Assignee and/or Designee to collect any such Proceeds.
4.Payment. After completion of the scope of repairs at the Property encompassed by the Maximum RCV, Assignee will submit to Insurers a proof of loss which will consist of a copy of (a) the progress payment and final payment applications of the general contractor engaged by Assignee to perform those repairs; (b) the Assignee’s payments upon those progress payment and final payment applications submitted by that general contractor; and (c) the certificate of completion executed by Assignee and issued to that general contractor confirming the completion of that scope of repairs at the Property. Within thirty (30) days after Insurers’ receipt of such proof of loss from Assignee, the Insurers shall issue payment to Assignee, or to Designee if so directed by Assignee, the lesser of the actual cost of the repair work or the Maximum Depreciation Holdback. In no event will the Insurers owe any more than $___________. Insurers agree that so long as the scope of repairs at the Property encompassed by the Maximum RCV are completed on or before the date that is one (1) year from the date Assignee acquires title to the Property, Insurers waive and are estopped from asserting Section 12(b)(7) of the Policy.

5.Insurers’ Consent. Notwithstanding anything contained in the Policy, Insurers expressly (i) consent to and acknowledge the Assignment, and (ii) agree to continue coverage on Assignee’s behalf under the Policy. Insurers expressly agree that they will not raise the Assignment Agreement as a defense to payment of the Depreciation Holdback.
6.Mutual Representations and Warranties. As of the date hereof and as of the Effective Date, each party to this Agreement hereby represents and warrants to one another for itself only the following:

a)	Each party hereto is duly organized, validly existing and in good standing under the laws of the state of its formation.

b)
Each party hereto has the full power and authority, and is duly and legally authorized, to execute, deliver and perform this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

c)	This Agreement has been duly executed and delivered by a duly authorized representative of each party hereto, and this Agreement is the legal, valid and binding obligation of each such party.

d)	No consents or permissions are required to be obtained by any party to this Agreement for the execution and performance of this Agreement.

e)
The execution, delivery and performance of this Agreement will not violate any provision of, result in a breach of any of the terms or provisions of, or constitute a default under, any existing law or regulation binding on any party to this Agreement, or order, judgment or decree of any court, arbitrator or governmental authority binding on such party, or other agreement or document to which any party to this Agreement is a party or by which it is bound.

f)	To each party’s knowledge, the recitals set forth above are true and correct and are fully incorporated into this Agreement.

7.Assignor Representations and Warranties. As of the date hereof and as of the Effective Date, Assignor hereby represents and warrants to Assignee the following:

a)
Other than the Policy, there are no other insurance policies naming either Seller or Greystar as an insured that provide coverage for wind and/or hail damage to the Property. Insurers are the only carriers obligated to pay any proceeds related to the Insured Event.

b)	No Rental Value (as defined in Section 7(d) of the Policy) loss resulted from the Insured Event.

c)	Assignor agrees to cooperate with Assignee’s efforts to obtain payment of the Maximum Depreciation Holdback, but at no cost or expense to Assignor.

The foregoing representations and warranties of Assignor in this Paragraph 7 are expressly limited to Assignor’s actual knowledge. As used herein, the actual knowledge of Assignor is limited solely to matters within the actual knowledge (with no duty of due diligence, inquiry or investigation) of Bruce Savett. Assignee acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Assignor’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Assignee. Assignee covenants that it will bring no action of any kind against such individual related to or arising out of these representations and warranties.
8.Property Sale Agreement. This Agreement is being entered into pursuant to and in satisfaction of Section 2.2.5 of the Property Sale Agreement.
9.Assigns. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
10.Survival. The obligations of Assignor and Assignee under this Agreement shall survive the closing under the Property Sale Agreement.
11.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. A signature scanned and sent by facsimile and/or electronic mail shall be binding as an original signature.
12.Consideration. Greystar acknowledges and agrees that it has derived direct and substantial benefit from the sale of the Property, and that such benefit constitutes sufficient consideration for Greystar’s execution and delivery of this Agreement.
13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Any dispute arising under this Agreement or the documents referred to herein will be adjudicated exclusively in the courts of the State of Colorado with venue in the jurisdiction.
[Signature pages immediately follow.]

IN WITNESS WHEREOF, Assignor, Assignee, and Insurers have caused this Agreement to be duly executed on the day and year first above written:
ASSIGNOR:

GREYSTAR REAL ESTATE PARTNERS,
LLC, a [_____________] limited liability
company By:

Name:    ___________________________________
Title: ___________________________________

GPP COUNTRYSIDE LLC,
a Delaware limited liability company

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

ASSIGNEE:

STAR BELLA TERRA, LLC,
a Delaware limited liability company

By:    _______________________________
Name: ______________________________
Title: _____________________________

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[Signature page to Assignment of Insurance Claims and Proceeds]

INSURERS:

LEXINGTON INSURANCE COMPANY

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

STARR INDEMNITY INSURANCE COMPANY

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

GENERAL SECURITY INDEMNITY INSURANCE COMPANY OF ARIZONA

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

CHUBB CUSTOM INSURANCE COMPANY

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

CERTAIN UNDERWRITERS AT LLOYDS, LONDON

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

IRONSHORE HOLDINGS (US), INC.

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

[Signature page to Assignment of Insurance Claims and Proceeds]

EXHIBIT A
SCHEDULE OF INSURANCE POLICIES

Exhibit B

Report

See attached.

[INTENTIONALLY OMITTED]